                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference into this Registration Statement for the 1999 Stock Incentive Plan on Form S-8 of Ascent Pediatrics, Inc. of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 24, 1999, relating to the financial statements of Ascent Pediatrics, Inc., which appear in Ascent Pediatrics, Inc.'s Annual Report to Shareholders on Form 10-K for the year ended December 31, 1998.


                                               /s/ PricewaterhouseCoopers LLP

                                               PricewaterhouseCoopers LLP


Boston, Massachusetts
August 4, 1999